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                                                                    Exhibit 10.3

                 GUARANTEE OF PINNACLE WEST CAPITAL CORPORATION

1. FOR VALUE RECEIVED, PINNACLE WEST CAPITAL CORPORATION, an Arizona corporation (the "Guarantor"), hereby fully, unconditionally and irrevocably guarantees to the holder of the Note upon which this guarantee is endorsed the due and punctual payment of any and all amounts required to be paid upon said Note according to its terms, when, where and as the same shall become due and payable, whether on an interest payment date, at maturity, upon redemption or purchase or otherwise, in accordance with the terms thereof (the "Guaranteed Obligations"). Terms defined in the Fiscal and Paying Agency Agreement, dated as of April 1, 2005, as it may be further amended or supplemented from time to time, among Pinnacle West Energy Corporation (the "Company"), the Guarantor, and The Bank of New York Trust Company, N.A., as fiscal and paying agent (the "Fiscal Agency Agreement") shall have the same meanings herein, except as otherwise defined herein or unless there is something in the subject matter or context inconsistent therewith.

2.    (a)   In case of failure by the Company punctually to pay any of the
Guaranteed Obligations, the Guarantor hereby agrees to cause such payment to be made punctually when, where and as the same shall become due and payable, whether at maturity, upon redemption or purchase or otherwise, and as if such payment were made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, legality or enforceability of the Note, the absence of any action to enforce the same, the waiver or consent by the holder of the Note with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, any termination of or change in any relationship between the Company and the Guarantor, including any resulting from a change in ownership of the Company, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

      (b) The Guarantor shall be subrogated to all rights of the holder of the Note against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee, provided that the Guarantor shall not be entitled to enforce or receive any payment arising out of, or based upon, such right of subrogation until all amounts due on or to become due on or in respect of all of the Notes shall have been paid in full or duly provided for.

      (c) The Guarantor hereby waives notice of acceptance of this Guarantee and waives notice of nonpayment of any and all amounts payable in respect of said Note or any part thereof. The Guarantor also waives any right to require a proceeding first against the Company or any other person before proceeding against the Guarantor.

      (d) This Guarantee is unsecured and ranks equally with all other unsecured and unsubordinated debt of the Guarantor from time to time outstanding.

      (e)   This Guarantee is a guarantee of payment and not of collection.

3. The Guarantor will cause this Guarantee to be endorsed on any Note issued for exchange or registration of transfer pursuant to Section 1 of the Note (REGISTRATION; REGISTRATION OF

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TRANSFER AND EXCHANGE) and on any newly-issued Note issued pursuant to Section
10 of the Note (MUTILATED, DESTROYED, LOST AND STOLEN NOTES).

4.    (a)   The Guarantor covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, except that the Guarantor may merge or consolidate with, or sell or convey all or substantially all of its assets to any person, firm or corporation, provided that (i) either the Guarantor shall be the continuing corporation, or the successor corporation (if other than the Guarantor) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume the due and punctual performance and observance of all of the covenants and conditions of this Guarantee to be performed by the Guarantor, by supplemental agreement in form reasonably satisfactory to the Fiscal Agent, executed and delivered to the Fiscal Agent by such corporation, and (ii) the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any such covenant or condition.

      (b) Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other person or any sale or conveyance of all or substantially all of the assets of the Guarantor in accordance with this Section 4, the successor person formed by such consolidation or into which the Guarantor is merged or to which such sale or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee with the same effect as if such successor person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under this Guarantee.

5. The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee, and to constitute the same the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization and other laws of general application relating to or affecting the rights of creditors or by general principles of equity, including the limitation that specific performance, being an equitable remedy, is discretionary and may not be ordered, have been done and performed and have happened in due and strict compliance with all applicable laws.

6. This Guarantee shall terminate upon the payment in full of the Notes. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Notes must restore payment of any sums paid under such Notes or under this Guarantee or any payment, observance or performance of any of the Guaranteed Obligations is otherwise recovered from or paid over by or for the account of any holder of Notes for any reason, including as a preference or fraudulent transfer, whether effected by judgment, decree or, order of any governmental authority, by any plan of reorganization or by any settlement or compromise.

7. This Guarantee shall be interpreted in accordance with and governed by the internal laws of the State of New York, United States of America.

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8.    This Guarantee is dated the date of the Note upon which it is endorsed.

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      IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

                                               PINNACLE WEST CAPITAL CORPORATION

                                               By: /s/ Barbara M. Gomez
                                                   -----------------------------
                                               Name: Barbara M. Gomez
                                               Its: Vice President and Treasurer